Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
Stacey.Jones@honeywell.com	Mark.Macaluso@honeywell.com

Honeywell Technologies Announces Leadership Updates for Process Technology and Building Automation

•Appointment of Honeywell Technologies veterans will strengthen leadership across the company’s businesses and support its long-term growth outlook
•Billal Hammoud transitions to serve as President and CEO of Process Technology, part of the company’s Process Automation & Technology (PA&T) reportable business segment
•Juan Picon, formerly President of highly successful Building Automation (BA) Americas business, will succeed Hammoud as President and CEO of Building Automation

CHARLOTTE, N.C., Aug. 19, 2026 -- Honeywell Technologies (Nasdaq: HON) announced the appointment of Billal Hammoud as President and CEO of Process Technology, a component of the company’s Process Automation & Technology reportable business segment, effective Oct. 1, 2026. A veteran of Honeywell Technologies, Hammoud will succeed Ken West who is leaving the company to pursue an external opportunity as of Aug. 31, 2026.

Juan Picon, President of Building Automation Americas, will succeed Hammoud as President and CEO of Building Automation, also effective Oct. 1, 2026. Hammoud and Picon will both report to Vimal Kapur, Chairman and CEO of Honeywell Technologies.

“Billal elevated Building Automation into one of our clearest examples of accelerated growth, disciplined transformation, customer-centered execution and new product innovation. His deep experience in strategy execution, track record of driving operational rigor to deliver strong results and successful M&A integration ─ including our $4.95 billion acquisition of Access Solutions ─ makes him the ideal choice to lead Process Technology into its next phase of growth and profitability.

“Juan brings more than two decades of Honeywell Technologies experience combining measurable business impact with a clear commitment to our customers and culture. Most recently, he led the creation of a regional structure in the Americas, pivoted the business towards higher growth verticals such as healthcare, hospitality and data centers as well as accelerating the adoption of Forge to deliver strong results,” said Vimal Kapur, Chairman and CEO of Honeywell Technologies.

"Both Billal and Juan’s appointments demonstrate the depth and strength of our leadership bench across Honeywell Technologies,” added Kapur. “We are also grateful to Ken for his contributions and his leadership in helping position Process Technology for future growth over the long term, and wish him every success in his new endeavor.”

About Billal Hammoud

Since 2023, Hammoud has served as President and CEO of Building Automation, transforming the business by accelerating annual organic growth* from 2% in 2023 to 8% in 2025. With a sharper focus on higher-growth verticals, empowering local teams through a regional structure and bringing innovative new products to customers ─ including Honeywell Technologies Forge Connected Buildings ─ Hammoud led Building Automation to seven consecutive quarters of high-single-digit organic growth and margin expansion.

Prior to leading Building Automation, Hammoud served as President and General Manager of Smart Energy and Thermal Solutions for Honeywell Technologies Performance Materials and Technologies, leading a portfolio focused on energy management, electrification and thermal solutions. Earlier in his career, he held senior leadership roles including Vice President and General Manager of Thermal Solutions and Vice President and General Manager of Combustion Controls. Outside of Honeywell Technologies, Hammoud held leadership roles at ESAB (formerly part of Colfax). He holds an MBA and a B.S. degree in Mechanical Engineering from Wayne State University.

About Juan Picon

Since rejoining Honeywell Technologies in 2024 as President of the Fire Life Safety business, Picon has continued to expand his leadership impact across the company. As President of Building Automation Americas, he has strengthened customer engagement throughout the region while increasing the business' focus on higher-growth verticals. Prior to returning to Honeywell Technologies in 2024, Picon served in executive leadership roles at Sensata Technologies, WESCO Distribution and General Cable.

Picon previously spent more than 18 years at Honeywell Technologies in a variety of leadership positions across the company’s business segments, including its automation and controls business. His accomplishments earned him the company’s annual Chairman’s Award in 2025, the highest recognition awarded to employees for superior performance. He holds an MBA from Arizona State University, a master’s degree in European Union Law from the University of Carlos III of Madrid, a Diploma in Business from the Centro de Estudios de Comercio of Madrid and a Law degree from the University Complutense of Madrid.

About Honeywell Technologies

Honeywell Technologies is a global, pure-play automation company with a legacy of innovating to help solve the world’s most mission-critical challenges, enhancing the quality of life for people and communities around the world. We serve the building, industrial, and process sectors with a broad portfolio of services, solutions, and products, underpinned by our Honeywell Technologies Accelerator operating system and Honeywell Technologies Forge intelligence layer. By combining the deep domain expertise of our more than 50,000 employees with decades of data from our global installed base, we are uniquely positioned to lead the industrial sector’s transition from automation to autonomy. For more news and information on Honeywell Technologies, please visit Honeywell Technologies Newsroom.

* This release contains financial measures presented on a non-GAAP basis. Honeywell Technologies' non-GAAP financial measures used in this release are as follows:
•Organic sales growth;

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which reconciliations are attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell's and Honeywell Technologies’ businesses.

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

	Twelve Months Ended December 31,
	2025	2023
Building Automation
Reported sales percent change	13%	1%
Less: Impact of divestitures to the prior period	—%	—%
Reported sales percent change, adjusted for impact of divestitures	13%	1%
Less: Foreign currency translation	—%	(1)%
Less: Acquisitions	5%	—%
Less: Other	—%	—%
Organic sales percent change	8%	2%
We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, adjusted for the impact of divestitures to the prior period, and excluding the impact on sales from foreign currency translation, acquisitions for the first 12 months following the transaction date, and certain other items that are unusual or non-recurring in nature. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.